UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 8, 2007

Lehman Brothers Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 526-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 8, 2007, the Board of Directors of Lehman Brothers Holdings Inc. (the “Registrant”), upon the recommendation of the Compensation and Benefits Committee of the Board of Directors of the Registrant, adopted amendments to (i) the Registrant’s 2005 Stock Incentive Plan (the “2005 SIP”) and (ii) certain predecessor equity compensation plans of the Registrant (the “Prior Plans”), and the Compensation and Benefits Committee adopted amendments to (a) the Registrant’s Supplemental Retirement Plan (the “SRP” and together with the 2005 SIP and the Prior Plans, the “Plans”) and (b) the terms of outstanding awards under the 2005 SIP and the Prior Plans. The principal purpose of the amendments is to comply with the recently issued final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A governs the deferral of compensation where a director, officer or employee has a legally binding right to compensation that is payable in a future year. Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections.

As part of these amendments, the Registrant amended the definition of “Change in Control,” and the timing of payments to participants following a Change in Control, in each of the Plans and in the outstanding awards under the 2005 SIP and the Prior Plans.

The outstanding awards under the 2005 SIP and the Prior Plans were amended to limit the application of their accelerated share delivery and equity deferral features to the extent necessary to avoid adverse tax consequences under Section 409A. In addition, the definition of “Change in Control” was amended with respect to the Prior Plans, and to the outstanding awards under the 2005 SIP and the Prior Plans, principally to provide that a Change in Control would also be deemed to occur if a Change in Control would be triggered under the new definition in the 2005 SIP described below, in addition to the existing triggers applicable to the outstanding awards.

As with outstanding awards under the 2005 SIP and the Prior Plans, the SRP was principally amended to the extent necessary to avoid adverse tax consequences under Section 409A. Among other technical changes, the definition of “Change in Control” under the SRP was amended principally to provide that a Change in Control would be deemed to occur upon, among other things, the acquisition by a person or group of at least 50% of the combined voting power of the Registrant’s then outstanding voting securities or of at least 30% of the combined voting power of the Registrant’s then outstanding voting securities within a 12-month period. Prior to such amendments, a Change in Control would be triggered by the acquisition by a person or group of at least 20% of the combined voting power of the Registrant’s outstanding voting securities.

In addition, the definition of “Change in Control” was amended in the 2005 SIP for purposes of prospective award grants thereunder principally to provide that a Change in Control would be deemed to occur upon, among other things, the acquisition by a person or group of at least 70% of the combined voting power of the Registrant’s then outstanding voting securities. Prior to such amendments, a Change in Control would be triggered by the acquisition by a person or group of at least 20% of the combined voting power of the Registrant’s outstanding voting securities.

The 2005 SIP, as amended, the forms of agreements evidencing grants of certain equity-based awards to executive officers under the 2005 SIP, each as amended, and the SRP, as amended, are attached hereto as exhibits and are hereby incorporated by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 8, 2007, the Board of Directors of the Registrant approved the amendment and restatement of the Registrant’s By-Laws (the “By-Laws”), effective as of the same date. This amendment to Sections 1 and 4 of Article VI of the By-Laws makes express the Registrant’s ability to issue shares of the Registrant’s securities in uncertificated form. By doing so, the Registrant has clarified its ability to meet the Direct Registration System requirements of the New York Stock Exchange. Previously, the By-Laws were silent with respect to the Registrant’s ability to issue shares in uncertificated form.

The above summary is qualified in its entirety by the full text of the By-Laws, as amended effective November 8, 2007, a copy of which is attached hereto as an exhibit and is hereby incorporated by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

3.1	By-Laws of the Registrant, amended as of November 8, 2007

10.1	Lehman Brothers Supplemental Retirement Plan, as amended through November 8, 2007

10.2	Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended through November 8, 2007

10.3	Form of Agreement evidencing a grant of Restricted Stock Units to Executive Officers under the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended

10.4	Form of Agreement evidencing a grant of a Nonqualified Stock Option to Executive Officers under the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: November 15, 2007	By:	/s/ Karen B. Corrigan
Karen B. Corrigan
Vice President
Assistant Secretary

EXHIBIT LIST

3.1	By-Laws of the Registrant, amended as of November 8, 2007

10.1	Lehman Brothers Supplemental Retirement Plan, as amended through November 8, 2007

10.2	Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended through November 8, 2007

10.3	Form of Agreement evidencing a grant of Restricted Stock Units to Executive Officers under the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended

10.4	Form of Agreement evidencing a grant of a Nonqualified Stock Option to Executive Officers under the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan, as amended